                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is entered into as of the 13th day of August, 1997, by and among Arthur J. Bauernfeind, an individual (the "Employee"), Westfield Capital Management Company, Inc., a Massachusetts corporation ("Westfield") and Boston Private Bancorp, Inc., a Massachusetts corporation ("BPB").

     WHEREAS, simultaneously with execution and delivery of this Agreement BPB, Boston Private Investment Management, Inc. ("BPIM"), Westfield and all of the stockholders of Westfield have entered into an Agreement and Plan of Merger (the "Acquisition Agreement") dated as of the date hereof;

     WHEREAS, BPB has adopted the Boston Private Bancorp, Inc. 1997 Long-Term Stock Incentive Plan (the "Stock Plan"), providing, among other things, for the grant to employees of BPB or certain of its affiliates (i) shares (the "Restricted Stock") of BPB common stock, par value $1.00 per share (the "Common Stock"), and (ii) options (the "Options") to purchase from BPB shares of Common Stock;

     WHEREAS, Westfield, BPIM and BPB desire to have the benefit of the Employee's services after the closing of the transactions contemplated by the Acquisition Agreement (the "Closing"); and

     WHEREAS, the parties desire to set forth the terms and conditions under which the Employee shall be employed by Westfield and upon which Westfield shall compensate the Employee following the Closing.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Westfield, BPB and the Employee agree as follows:




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                                    ARTICLE I

                                   EMPLOYMENT

          1.1 OFFICE; EFFECTIVENESS. Westfield hereby employs, engages and hires the Employee, and the Employee agrees to serve Westfield as President, Chief Operating Officer, Investment Strategist and Portfolio Manager. This Agreement and the commencement of the Employee's employment hereunder shall become effective at the time of the Closing.

          1.2 RESPONSIBILITIES. The Employee shall serve as President, Chief Operating Officer, Investment Strategist and Portfolio Manager of Westfield, subject to the direction and supervision of the Board of Directors of Westfield (the "Westfield Board"). Employee will report directly to the Westfield CEO (as hereafter defined).

          1.3 FULL-TIME COMMITMENT. The Employee hereby accepts such employment hereunder, and agrees that he will devote all of his working time, attention, knowledge, and skills, faithfully, diligently, and to the best of his ability in furtherance of the business of Westfield and as otherwise reasonably necessary to such employment. During the term of his employment hereunder, the Employee will not, without the prior written approval of the Chief Executive Officer of Westfield (the "Westfield CEO") and the Chief Executive Officer of BPB (the "BPB CEO"), accept employment or compensation from or perform services of any nature for any business enterprise other than Westfield or one of its Affiliates. As used herein the term "Affiliate" means any corporation, partnership or other entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified.




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                                   ARTICLE II

                               TERM OF EMPLOYMENT

          2.1 TERM. The employment of the Employee pursuant to the terms hereof shall commence as of the Closing and remain in effect for an initial term expiring on the 5th anniversary of the Closing (the "Initial Term") unless sooner terminated pursuant to the provisions hereof. The term of employment hereunder may be extended upon the mutual agreement of the parties hereto. Upon any extension of the term hereof, employment of the Employee hereunder shall continue for the extended term unless terminated pursuant to the provisions hereof. Such employment term in effect at any given time (without giving effect to any termination pursuant to the provisions hereof) is referred to herein as the "Term".


                                   ARTICLE III

                            COMPENSATION OF EMPLOYEE

          3.1 SALARY AND BONUS. As full compensation for his services hereunder, Westfield will pay to the Employee the following:

               (i) an annual base salary equal to $350,236.04; and

               (ii) commencing with fiscal year ending December 31, 1998, an annual performance fee share bonus payable not later than 90 days after the fiscal year end representing the Employees' allocation of the annual limited partnership bonus pool of Westfield for the fiscal year just ended. The limited partnership bonus pool shall be determined by the Westfield CEO and approved by the Westfield Board in accordance with the procedures set forth in the Supplemental Executive Compensation Memo. The Employee's allocation of the




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     limited partnership bonus pool for any year shall be a percentage determined in respect of such year by the Westfield CEO and approved by the Westfield Board.


          3.2 RESERVED.

          3.3 FUTURE RESTRICTED STOCK AND OPTIONS. The Employee shall be entitled to participate in the Stock Plan as contemplated by the Supplemental Executive Compensation Memo subject to and on a basis consistent with the terms, conditions and overall administration of such Stock Plan.

          3.4 BENEFITS: OTHER COMPENSATION. The Employee shall be entitled to participate in the Westfield Profit Sharing Plan, as in effect on the date hereof, and to such health, life, and disability insurance benefits, paid vacation and other fringe benefits available to employees of Westfield from time to time as contemplated by the Supplemental Executive Compensation Memo.




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          3.5 EXPENSES. During the term of this Agreement, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services hereunder, provided such expenses are properly accounted for in accordance with BPB policy.


                                   ARTICLE IV

                                   TERMINATION




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          4.1 DISCHARGE FOR CAUSE. The Employee may be terminated from his employment by the Westfield CEO (or in the case of the Westfield CEO, the BPB
CEO) for Cause upon written notice. Discharge for Cause shall mean the termination of such Employee's employment with Westfield by reason of any one or more of the following events: (i) the charge or indictment of Employee of any crime (whether or not involving Westfield) which constitutes a felony in the jurisdiction involved, excluding driving while under the influence of alcohol or drugs, (ii) such Employee's embezzlement or intentional misappropriation of any property of Westfield, any Affiliate of Westfield or any clients of any of them or the commission by such Employee of any other crime of moral turpitude, (iii) the commission by such Employee of an act that would cause such Employee, Westfield or any Affiliate of Westfield to be disqualified in any manner under
Section 9 of the Investment Company Act of 1940, as amended, if the Securities and Exchange Commission (the "Commission") were not to grant an exemptive order under Section 9(c) thereof (irrespective of whether such order is granted), that would constitute grounds for the Commission to deny, revoke or suspend registration of Westfield or any Affiliate thereof as an investment advisor, broker/dealer or transfer agent with the Commission or that would constitute grounds for any court, federal or state regulatory body or self-regulatory organization to deny, revoke, suspend or limit the authority of Westfield or any Affiliate thereof or the Employee to engage in any activity in or incidental to the securities, commodities, banking or trust business, (iv) continued insubordination or dereliction of duties after written notice specifying in reasonable detail the nature of the insubordination or dereliction of duties and an opportunity to cure of not less than 30 days have been given to such Employee or (v) continued alcohol or other substance abuse or addiction that renders such Employee incapable of satisfactorily performing his duties after written notice and an opportunity to cure such condition have been given to such Employee.

          4.2 RESIGNATION OR RETIREMENT. The Employee's employment hereunder shall automatically terminate upon






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his Retirement during the Term. Retirement shall mean the termination by the
Employee of his full-time employment hereunder after reaching the age of 65, or any Resignation of the Employee designated as Retirement by the Westfield CEO with the approval of the Westfield Board (or in the case of the Westfield CEO, by the BPB CEO). Resignation shall mean the termination of the Employee's full-time employment with Westfield other than by reason of a Disabling Event (as defined below), termination for Good Reason, Retirement, termination Without Cause (as defined below) or Discharge for Cause.

          4.3 DISABLING EVENT. In the event of a Disabling Event with respect to the Employee, the Westfield CEO with the approval of the Westfield Board (or in the case of the Westfield CEO, the BPB CEO) may terminate the Employee's employment hereunder. Disabling Event shall mean the Employee's death or the Employee's physical or mental disability, as certified by a physician satisfactory to the Employee or his legal representative and to the Westfield CEO with the approval of the Westfield Board (or in the case of the Westfield CEO, the BPB CEO), which renders such Employee incapable of performing his material duties and services as an employee of Westfield and which continues for more than six consecutive months during any one-year period or more than twelve months during any two-year period.

          4.4 GOOD REASON. The Employee may terminate his employment hereunder for Good Reason (as defined below) during the 60 day period after the occurrence of the circumstances constituting Good Reason if the Employee has notified the Westfield CEO and the BPB CEO in writing of the specific circumstances constituting Good Reason and, in the case of a Diminished Responsibility, a Westfield Breach or a Governance Event, during the 30 days following such notification Westfield and BPB have failed to eliminate such Employee's Good Reason. As used herein, the following events constitute "Good Reason":

               (i) a material, adverse diminution, at a time when the Westfield CEO (or in the case of the Westfield CEO, the BPB CEO)





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     would not be entitled to terminate such Employee's employment hereunder for
     Cause or as a result of a Disabling Event, of the Employee's title or responsibilities from that which is in effect as of the effectiveness of this Agreement, where the BPB CEO or BPB has requested such decision or diminution (a "Diminished Responsibility");

               (ii) any change in the business of Westfield after the effectiveness of this Agreement or any request by Westfield relating to the employment activities of Employee, as to which Employee gives written notice of objection ("Notice of Objection") to the Westfield CEO and the BPB CEO within 30 days of such change or request containing sufficient detail to identify such change or request and the reason for the objection, provided that a committee consisting of one person selected by the Westfield CEO from the Westfield Board, the Westfield CEO and the BPB CEO (a "Review Committee") finds within 15 days of the BPB CEO's receipt of such Notice of Objection that such objection is sufficient to entitle Employee to terminate his or her employment for Good Reason (an "Operational Dispute") and fails to find on or before the 30th day after the BPB CEO's receipt of such Notice of Objection that the change or request constituting such Operational Dispute has been eliminated. Decisions of the Review Committee shall be made by a majority of its members (acting by written consent or at a meeting); provided, however, that if a Review Committee shall have at any time during the 12 month period prior to receipt by the BPB CEO of such Notice of Objection made a determination that any employee of Westfield was entitled to terminate his or her employment for Good Reason relating to an Operational Dispute pursuant to this Section 4.4(ii), the finding of an Operational Dispute in response to such Notice of Objection by Employee shall require the unanimous





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     consent of the members of the Review Committee. If all members of the
     Review Committee are members of the Westfield Board, the Review Committee shall operate as a Committee of the Westfield Board;

               (iii) a material breach by Westfield or BPB of any of their respective obligations to the Employee under this Agreement (a "Westfield Breach"); or

               (iv) (A) until the earlier to occur of the fifth anniversary hereof or the date that Mr. C. Michael Hazard ceases to be an employee of Westfield other than as a result of a termination Without Cause, BPB shall fail to nominate Mr. C. Michael Hazard for election as a member of the Board of Directors of BPB, (B) until the earlier to occur of the third anniversary hereof or the date that the Employee ceases to be an employee of Westfield, BPB shall fail to nominate the Employee for election as a member of the Board of Directors of BPB, (C) commencing on the date that the Employee ceases to be a member of the BPB Board of Directors and ending on a date that is the earlier to occur of the fourth anniversary of such date that the Employee ceases to be a member of the BPB Board of Directors and the date that Mr. Michael Chapman ceases to be an em- ployee of Westfield other than as a result of a termination Without Cause, BPB shall fail to nominate Mr. Michael Chapman for election as a member of the Board of Directors of BPB, (D) until the fifth anniversary hereof, BPB shall cause a majority of the Westfield Board to be composed of persons who are not at the time of election or appointment professional employees of Westfield or (E) until the sixth anniversary hereof, BPB or the Westfield Board shall cause the position of the Westfield CEO to be filled by any person who is not a professional investment management employee of Westfield (each of





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



     the foregoing events being referred to as a "Governance Event"), it being understood and agreed that, notwithstanding that such action may result in a Governance Event, the power to elect members of the Westfield Board and the power to select and to terminate the Westfield CEO shall be vested exclusively in the controlling stockholder of Westfield.


                                    ARTICLE V

                              EFFECT OF TERMINATION


          5.1 CAUSE, RESIGNATION, RETIREMENT OR DISABLING EVENT. (a) If the Employee's employment is terminated (i) by Westfield (or in the case of the Westfield CEO, the BPB CEO) by a Discharge for Cause, (ii) by the Employee by his Resignation or (iii) by reason of Retirement or a Disabling Event, the Employee's salary, bonus, and other benefits specified in Sections 3.1, 3.4 and
3.5 shall cease at the time of such termination except as provided in Section 5.1(b) below.

(b) If the Employee's employment is terminated by reason of Retirement or a Disabling Event, the Employee shall be eligible for a bonus provided for in
Section 3.1 hereof for the year of termination. The bonus amount shall be prorated for the period of employment during the applicable bonus period.

          5.2 WITHOUT CAUSE; GOOD REASON. (a) If the Employee's employment is terminated by Westfield (or in the case of the Westfield CEO, the BPB CEO) for any reason other than those set forth in Section 5.1(a)(i) and (iii) ("Without Cause"), (A) the Employee's salary provided for in Section 3.1 hereof and benefits provided for in Section 3.4 hereof, other than profit sharing plan participation, shall continue to be paid or provided to the Employee for the remainder of the Term (the "Severance Period"), provided, however, that if the Employee obtains employment of any kind during the Severance



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Period, (1) the amount payable to the Employee under this Section 5.2(a)(A)
shall be reduced by 50% of the total W-2 income received or deferred by the Employee with respect to the Severance Period from such other employment, provided, further, that the amount payable to Employee under this Section 5.2(a)(A) during the Severance Period shall not be reduced to less than 50% of the Employee's salary provided for in Section 3.1 hereof multiplied by the number of full and fractional years in the Severance Period and (2) the Employee shall no longer be entitled to receive any benefits provided for in Section 3.4 hereof to the extent that substantially similar benefits are available to the Employee from such other employment, (B) the Employee shall be eligible for a bonus provided for in Section 3.1 hereof for the year of termination, prorated for the period of employment during the applicable bonus period and (C) the Employee shall be released from the restrictions of Section 6.5(a)(i). The provisions of this Section 5.2(a) shall constitute the Employee's sole remedy in the event of a termination Without Cause.

(b) (i) If the Employee's employment is terminated by the Employee for Good Reason occasioned by Diminished Responsibility or Westfield Breach, (A) the Employee's salary provided for in Section 3.1 hereof and benefits provided for in Section 3.4 hereof, other than profit sharing plan participation, shall continue to be paid or provided to the Employee for the shorter of
     (x) the remainder of the Term and (y) the remainder of the Term less two years (the "Good Reason Severance Period"), provided, however, that if the Employee obtains employment of any kind during the Good Reason Severance Period, (1) the amount payable to the Employee under this Section 5.2 shall be reduced by 50% of the total W-2 income received or deferred by the Employee with respect to the Good Reason Severance Period from such other employment, provided, further, that the amount payable to the Employee under this Section 5.2(b)(i)(A)






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     during the Good Reason Severance Period shall not be reduced to less than
     50% of the Employee's salary provided for in Section 3.1 hereof multiplied by the number of full and fractional years in the Good Reason Severance Period and (2) the Employee shall no longer be entitled to receive any benefits provided for in Section 3.4 hereof to the extent that substantially similar benefits are available to the Employee from such other employment, and (B) the Employee shall be released from the restrictions of Section 6.5(a)(i).

               (ii) If the Employee's employment is terminated by the Employee for Good Reason occasioned by an Operational Dispute or a Governance Event,
     (A) the Employee's salary, bonus, and other benefits specified in Sections 3.1, 3.4 and 3.5 shall cease at the time of such termination and (B) the Employee shall be released from the restrictions of Section 6.5(a)(i).

               (iii) The provisions of this Section 5.2(b) shall constitute the Employee's sole remedy in the event of a Good Reason termination.

(c) As a condition to the receipt of any salary or benefits required to be paid or provided to the Employee pursuant to this Section 5.2, Westfield or BPB may require the Employee to provide appropriate documentation verifying the Employee's employment status and related compensation and benefits, including annual federal income tax returns.


                                   ARTICLE VI

                            CONFIDENTIAL INFORMATION

          6.1 ACKNOWLEDGEMENT. The Employee agrees and acknowledges that in the course of rendering services to




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Westfield and its clients and customers he has had and shall have access to and has become and shall become acquainted with confidential information about the professional, business and financial affairs of Westfield and its Affiliates and their respective clients and customers and potential clients and customers and may have contributed to or may in the future contribute to such information. The Employee acknowledges that Westfield and its Affiliates are engaged in a highly competitive business and that the success of Westfield and its Affiliates in the marketplace depends upon its good will and reputation. The Employee agrees and acknowledges that reasonable limits on his ability to engage in activities competitive with Westfield and its Affiliates are warranted to protect Westfield's substantial investment in developing and maintaining its status in the marketplace, reputation and goodwill and to protect the substantial premium paid by BPB for the equity interest in Westfield. The Employee recognizes that in order to guard the legitimate interests of Westfield and its Affiliates it is necessary to protect all such confidential information, goodwill and reputation and explicitly acknowledges the reasonableness of the provisions of Sections 6.2 through 6.6 in light thereof.

          6.2 PROPRIETARY INFORMATION. In the course of his service to Westfield, the Employee has had and shall have access to confidential know-how, business documents or information, marketing data, client lists, contact lists and trade secrets regarding Westfield and its Affiliates which are confidential. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence to which the Employee has had or may have access, whether previously existing, now existing or arising hereafter, whether or not conceived or developed by others or by the Employee alone or with others during the period of his service to Westfield, and whether or not conceived or developed during regular working hours; PROVIDED, HOWEVER, that "Proprietary Information" shall not include (i) any information which is in the public domain, provided such information is not in the public domain as a consequence of disclosure by the Employee in




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violation of this Agreement and (ii) any information that becomes available to the Employee after he ceases to be an employee of Westfield on a nonconfidential basis from a source other than Westfield.

          6.3 FIDUCIARY OBLIGATIONS. The Employee agrees and acknowledges that Proprietary Information is of critical importance to Westfield and BPB and a violation of this Article VI would seriously and irreparably impair and damage the business of Westfield and its Affiliates. The Employee therefore agrees to, at all times that the Employee is employed by Westfield, keep all Proprietary Information in a fiduciary capacity for the sole benefit of Westfield and its Affiliates.

          6.4 NON-DISCLOSURE. The Employee shall not at any time whether during the Term or thereafter disclose, directly or indirectly (except as required by law and after consultation with the Westfield CEO and the BPB CEO), any Proprietary Information to any person other than (a) BPB and its Affiliates, (b) authorized employees thereof with a legitimate need to know related to the business of Westfield or its Affiliates at the time of such disclosure or (c) at the direction of the Westfield CEO or the BPB CEO, and in all such cases only in the course of the Employee's service to Westfield. Immediately upon any termination of his employment, the Employee shall deliver to Westfield or BPB all notes, letters, documents, and records which may contain Proprietary Information which are then in his possession or control and shall not retain or use any copies or summaries thereof.

          6.5 COMPETITIVE ACTIVITIES. (a) Except as otherwise expressly consented to, approved or otherwise permitted by the Westfield CEO and the BPB CEO in writing, and to the fullest extent permitted under applicable law, the Employee shall not, directly or indirectly:

               (i) accept any employment or engage in any business, trade or other enterprise substantially similar to, or directly or indirectly in competition with, the investment



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     advisory or trust business of Westfield or any of its Affiliates, or extend credit to or assist in arranging credit to establish or conduct any such business, or permit his name, reputation or affiliations to be used in connection with any such business;

               (ii) request, induce or attempt to influence any then current or prospective clients or customers of Westfield or its Affiliates to limit, curtail or cancel its business with Westfield or any Affiliate of Westfield or solicit such party for such business; or

               (iii) request, induce or attempt to influence any current or future officer, director, employee, consultant, agent or representative of Westfield or any Affiliate of Westfield or any prospective officer, director or employee of Westfield or any Affiliate of Westfield to (A) terminate his employment or business relationship with Westfield or any Affiliate of Westfield or (B) commit any act that, if committed by such Employee, would constitute a breach of any provision hereof.

Notwithstanding any provision of this Section 6.5(a) to the contrary, nothing herein shall prohibit an Employee from providing investment management services with respect to his own personal assets or the personal assets of members of his immediate family.

          As applied to Employee after termination of employment, (i) "then current client or customer" means any client or customer as of the date of termination of employment, (ii) "prospective client or customer" means any person as to whom an in-person presentation has been made within 12 months prior to or 4 months after such termination, provided that any restriction as to such person under Section 6.5(a)(ii) shall terminate as of the first anniversary of such termination of employment unless as of such anniversary the person has become an actual client of Westfield or any of its Affiliates and





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(iii) "prospective officer, director or employee" means any person as to whom an in-person interview has been held within 12 months prior to or 4 months after such termination, provided that any restriction as to such person under Section 6.5(a)(iii) shall terminate as of the first anniversary of such termination of employment unless as of such anniversary the person has become an actual officer, director or employee of Westfield or any of its Affiliates.

(b) Except as provided in Section 5.2, the provisions of Section 6.5(a)(i) hereof shall continue in effect through the end of the Term.

(c) The provisions of Section 6.5(a)(ii) and (iii) shall continue in effect until the latter of the fifth anniversary of termination of employment or the end of the Term.

(d) The provisions of clauses (i), (ii) and (iii) of Section 6.5(a), Section 6.5(b) and Section 6.5(c) are separate and distinct commitments independent of each of the other such clauses.

          6.6 EQUITABLE REMEDIES. Notwithstanding any other provision of this Agreement to the contrary, the Employee acknowledges and agrees that the services to be rendered by Employee hereunder are of irreplaceable value and Westfield and its Affiliates will suffer irreparable injury and damage and will have no adequate remedy at law and could not be reasonably or adequately compensated in damages for any breach or threatened or attempted breach by him of the provisions of this Article VI. Accordingly, the Employee expressly agrees that Westfield and BPB shall be entitled, in addition to the other rights or remedies that may be available to it under this Agreement or at law, to a temporary or permanent order enjoining or restraining the Employee from engaging in any conduct in violation or threatened violation of the provisions of this
Article VI. The Employee hereby consents to the issuance of any such injunction.





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                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

          7.1 NOTICES. All notices hereunder, to be effective, shall be in writing and shall be deemed delivered when delivered by hand, upon confirmation of receipt by telecopy or when sent by first-class, certified mail, postage, and fees prepaid, as follows:

(a) For notices and communications to Westfield:

              One Financial Center
              Boston, Massachusetts  02111-2621
              Telecopy: (617) 428-7190
              Attention: C. Michael Hazard


(b) For notices and communications to BPB:

              Ten Post Office Square
              Boston, Massachusetts 02109
              Telecopy: (617) 912-4557
              Attention: Timothy L. Vaill

(c) For notices and communications to the Employee:

              One Financial Center
              Boston, Massachusetts  02111-2621
              Telecopy: (617) 428-7190
              Attention:  Arthur J. Bauernfeind

By notice complying with the foregoing provisions of this Section, each party shall have the right to change the





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address for future notices and communications to such party.

          7.2 MODIFICATION. As of the Closing this Agreement (and the other agreements and documents referred to herein) shall constitute the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. Any amendment or modification shall require the written agreement of all parties hereto. Notwithstanding any provisions to the contrary contained herein, in the event that Employee shall become the Westfield CEO, Employee understands and agrees that Employee shall while Westfield CEO report directly to the BPB CEO and that the BPB CEO will have responsibility for administering all employment and compensation matters with respect to Employee under this Agreement the administration of which presently are the responsibility of the Westfield CEO or the Westfield Board.

          7.3 ASSIGNMENT. This Agreement and all rights hereunder are personal to the Employee and may not, unless otherwise specifically permitted herein, be assigned by him. Notwithstanding anything else in this Agreement to the contrary, Westfield and BPB may not assign their rights and obligation under this Agreement, except that the rights of Westfield hereunder may be assigned to, and shall inure to the benefit of, any person, firm or corporation succeeding to all or substantially all of the business or assets of Westfield whether by purchase, merger or consolidation.

          7.4 CAPTIONS. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

          7.5 SEVERABILITY. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any provision of this Agreement or the application thereof is held to be unenforceable





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


because of the duration or scope thereof, the parties hereto agree that the panel of arbitrators or court making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

          7.6 ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Arbitration shall be conducted before a panel of three arbitrators, one designated by the Employee, one by BPB and one by mutual agreement of the Employee and BPB. In the event the Employee and BPB are unable to agree on a third arbitrator, such arbitrator shall be designated by the two arbitrators previously designated. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Westfield or BPB shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation (or any continuation thereof) of the provisions of Article VI of this Agreement and the Employee hereby consents that such restraining order or injunction may be granted without the necessity of Westfield or BPB posting any bond. Except to the extent determined otherwise by the arbitrators, the expense of the arbitrators in such arbitration shall be borne equally by the Employee, on the one hand, and Westfield, on the other hand.

          7.7 GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts (without giving effect to the principles of conflicts of law thereunder).

          7.8 SURVIVAL. The provisions of Articles VI and VII hereof shall survive the expiration of the Term and any other termination of the Employee's employment. This Section 7.8 shall not be deemed to negate the Employee's rights upon termination of employment under Article V.




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



     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a binding contract as of the day and year first above written.



                                                /s/ Arthur J. Bauernfeind
                                                --------------------------------
                                                Name: Arthur J. Bauernfeind



                                            WESTFIELD CAPITAL MANAGEMENT
                                            COMPANY, INC.



                                            By: /s/ William A. Muggia
                                                --------------------------------
                                                Name: William A. Muggia
                                                Title: Senior Vice President



                                            BOSTON PRIVATE BANCORP, INC.



                                            By: /s/ Timothy L. Vaill
                                                --------------------------------
                                                Name: Timothy L. Vaill
                                                Title: President and CEO






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